KRAMER LEVIN NAFTALIS & FRANKEL LLP






                                                     December 27, 2005


The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

                  Re:      The Victory Portfolios
                           Post-Effective Amendment No. 75
                           File Nos. 33-8982; 811-4852
                           --------------------------------


Gentlemen:

      We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 75 to Registration Statement No. 33-8982 and to the incorporation by reference of our opinion dated February 27, 2004 as an exhibit to this Amendment.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP

                                    Kramer Levin Naftalis & Frankel LLP